Dated the       day                     of 2002
                  -------    -------------------



                 REALTY STAR DEVELOPMENT LIMITED


                               AND


              INTAC INTERNATIONAL HOLDINGS LIMITED




              -------------------------------------

                        TENANCY AGREEMENT

                               of

Unit Nos.3-5 on l7th Floor of Clifford Centre, erected on Section
A of Subsection 5 of Section B of New Kowloon Inland Lot No.3516
  and The Remaining Portion of Subsection S of Section B of New
                   Kowloon Inland Lot No.3516.


              -------------------------------------










                      WOO, KWAN, LEE & LO,
                     SOLICITORS & NOTARIES,
                   26TH FLOOR, JARDINE HOUSE,
                   1 CONNAUGHT PLACE, CENTRAL,
                           HONG KONG.

                         OFFER TO LEASE
                         --------------


Date :    8th March 2002


From                :Intac International Holdings Ltd.
Contact Person      :Miss Yip
Tel/Fax             :23858789 Fax:2385]62]
E-mail Address      :intacgroup@hongkong.com
Mailing Address     :

To:                 Sino Real Estate Agency Ltd.
                    11/F Tsimshatsui Centre
                    66 Mody Road, TST East, Kin


Dear Sirs,

Re  :     Clifford Centre. 778-784 Cheung Sha Wan Road, Kowloon.
          -----------------------------------------------------

We hereby offer to rent from you as Agent for and on behalf of the Landlord the Premises described below on the following principal terms and conditions:
Landlord            :    Realty Star Development Ltd.
Tenant              :    Intac International Holdings Ltd.
Premises                 :    Unit Nos. 3-5 on the 17th Floor of
                         Clifford Centre, which for the purpose
                         of identification only is shown outlined
                         and coloured pink on attached plan.
Term                     :    2 years commencing on 20th March
                         2002 and expiring on 19th March 2004,
                         (both days inclusive).
Rent                     :    HK$18,330.00 per month exclusive of
                         Government Rent, Rates, management fee
                         and exclusive of all Tenant's expenses
                         and outgoings.
Term                     :    2 years commencing on 20th March
                         2002 and expiring on 19th March 2004,
                         (both days inclusive).
Management Fee           :    HK$3,391.00 per month (subject to
                         revision)
Provisional
Government Rates         :    HK$2,749.50 per quarter (subject to
                         revision
Provisional
Government Rent          :    HK$1,649.70 per quarter (subject to
                         revision)

Rental Deposit           :    HK$65,163.00 (equivalent to three
                         months' rental deposit and three months'
                         management fee deposit.)
Legal Fee &
Disbursements            :    To be borne by the parties hereto
                         in equal shares; if the Tenant engages a separate firm of solicitors to act for the Tenant, the Tenant shall pay half of the Landlord's reasonable costs and disbursements.

Stamp Duty               :    To be borne by the parties hereto
                         in equal shares.
User                     :    For Industrial / Office use only
Other Conditions         :    As specified in the Schedule
                         attached hereto which shall form an
                         integral part of this agreement.
Tenancy Agreement        :    In a form and content reasonably
                         satisfactory to the Landlord containing
                         the terms herein and such other terms as usually adopted by the Landlord.

Enclosed herewith is our cheque in the sum of HK$65,163.00 made payable to the Landlord "REALTY STAR DEVELOPMENT LIMITED" as the said rental deposit. The money shall be returned to us in fill, but without interest, if the offer is not accepted by the Landlord within 14 days. If the offer is accepted, the Landlord will sign on the copy of this offer and return the same to us within 14 days. The signed and accepted offer shall become a binding contract between us until the signing and execution of the Tenancy Agreement which shall supersede this agreement when signed. Unless and until the Landlord has signed for acceptance of this offer, there is no commitment for the Landlord to enter into a tenancy agreement or any agreement with us in relation to the premises.

Once this offer is accepted by the Landlord and communicated to us in writing, if we fail to execute the Tenancy Agreement upon notice from the Landlord or its solicitors or if we fail to perform or comply with any of the terms herein contained including but not limited to the signing of the Tenancy Agreement, the Landlord shall at its absolute discretion, proceed either to stamp this agreement and deem the Tenancy Agreement having been signed and enforceable against the parties according to its terms OR to forfeit the rental deposit paid hereunder and treat this agreement as terminated without affecting the parties antecedent rights and obligations. We hereby confirm and declare that the undersigned is the authorized representative for and on behalf of the Tenant.


Yours faithfully,                       Offer Accepted

For and on behalf of
INTAC INTERNATIONAL HOLDINGS LIMITED



------------------------------          -------------------------
Authorized Signature               SINO REAL ESTATE AGENCY LTD.
BR/H.K.I.D. NO.:                        For and on behalf of the
Landlord
Date:                                   Date:

(Signature and Company Chop must be in black ink)

                           SCHEDULE 1

1. Tenant shall pay rent management fee and all service charges on or before the first day of each and every calendar month.

2. Tenant shall pay Government Rent and Rates as assessed by the Government. Government Rent and Rents shall be paid quarterly in advance on the first day of the months of January, April, July and October.

3. Tenant shall keep all the interior of the premises and the Landlord's fixtures therein and all additions thereto in good clean tenantable and proper repair condition and to deliver up the same in the like condition to the Landlord at the expiration or sooner determination of the term.

4 Tenant shall permit the Landlord and its agents with or without workmen or others and with or without appliances at all reasonable time upon reasonable notice to enter upon the Premises to view the condition thereof and to carry out necessary repair and maintenance work to the Landlord's fixtures and fittings therein.

5. Tenant shall not use the Premises for any purpose other than such as specified by the Landlord herein.

6. Tenant shall not transfer assign underlet licence share or otherwise part with the possession of the Premises or any part thereof either by way of sub-letting, lending sharing or any other means whereby any person not a party to this Agreement obtains the use or possession of the Premises or any part thereof.

7. Tenant shall indemnify and keep the Landlord fully indemnified from and against all actions proceedings demands costs expenses liabilities and claims whatsoever by the tenants or occupiers of the Building (of which the Premises form part) caused by or arising from the act, neglect, default or omission of the Tenant, its servants or visitors.

8. Detailed plans for internal partitioning and/or decoration works, including but not limited to electrical and mechanical layouts shall be submitted to the Landlord for approval before commencement of any works. The Landlord or his authorized agents shall have the absolute discretion in granting or refusing such approval. The approval to be granted shall be subject to such condition as the Landlord or his authorized agent may think fit.

9 All structural alterations, additions, including but not limited to alteration and additions to fire services, mechanical ventilations, electrical wirings and drainage within the premises, shall be carried out only with the written consent of the Landlord and by such person or contractor as shall be nominated or approved by the Landlord at the Tenant's sole costs and expenses.

10. Tenant shall be responsible for the cost of the installation of sub-main cable and all other alteration works at the Premises.

11. Tenant shall pay a vetting charge to the Building Manager for checking and approving of the decoration plans and inspection of the decoration works. In addition, the Tenant shall pay a sum, as demanded by the

     Building Manager, as fitting out and decoration deposit.
     Such sum shall be refunded to the Tenant, less any necessary deductions, upon completion of the decoration works.

12. Tenant shall remove all debris from the site and dispose the same at the designated location on site at his own costs in an orderly and proper manner as directed by the Building
     Manager or any government authorities.

13. Tenant shall pay temporary electricity & debris disposal charge to the building Manager as required.

14. Before taking possession of the Premises, Tenant shall pay to the Landlord the following:

     (a)  Rent for the period                     HK$16,556.13
          From 4.5.2002 to 31.5.2002
          (HK$18,330.00 x 28/31)

     (b)  Management Fee for the period           HK$4,703.65
          From 20.3.2002 to 30.4.2002
          (HK$3,391.00 x 12/31) + HK$3,391.00

     (c)  Provisional Government Rates
          for the period                          HK$3, 116.10
          From 20.3.2002 to 30.6.2002
          (HK$2,749.50 x 12/90) +HK$2,749.50

     (d)  Provisional Government Rent
          for the period                          HK$1,869.66
          From 20.3.2002 to 30.6.2002
     (HK$1,649.70 x 12/90) +HK$1,649.70

     (e)  Temporary Electricity Charges           HK$1,833.00

     (f)  Vetting Charge                          HK$2,749.50

     (g)  Decoration Deposit                      ------------

     (h)  Balance of rental deposit               ------------

                                        Total :   HK$30,828.04
                                                  ============

15.  The Tenancy Agreement will be executed at the office of

          Messrs. Woo, Kwan, Lee & Lo Solicitors
          26th Floor, Jardine House,
          1 Connaught Place, Hong Kong.
          Contact Person : Ms. Porey Ip/Ms Irene Chan
          Telephone No. : 28477844

16. Rent Free Period : 45 days from 20.3.2002 to 3.5.2002(both days inclusive)shall be free of rent only. Provided that during the rent free period, the Tenant shall be required to pay Government Rent & Rates, Management Fee and other
     Tenant's expenses and outgoings.

17. To keep the Premises including all windows, lights, signages and shopfront glass at all times in a clean and sanitary state and condition. in order to preserve uniformity in the quality of cleanliness and for the safeguard of security of the Building/Development and for the benefit of the occupiers of the Building/Development, the Tenant shall employ Best Results Cleaning Services Ltd., being the sole cleaning contractor authorised by the Landlord, to provide the cleaning services for the Premises throughout the Term. The cleaning contractors shall be employed by the Tenant at its sole expense and all related payments shall be made by the Tenant to such contractors direct Provided that the Landlord shall render assistance to the Tenant to negotiate for a competitive price from such cleaning contractor. Nothing contained in this clause shall constitute any agency or other relationship whatsoever between the Landlord and the cleaning contractor and the Landlord shall not be liable to the Tenant or to any other person(s) or company(ies) in respect of any loss or damage to person or property suffered or sustained as a result of any work or services whatsoever of such cleaning contractor. in case the Tenant shall dispose of wet garbage or any garbage of a perishable nature including but not limited to food or food remains, such garbage shall be properly sealed in plastic bags of such standards, size and thickness as shall be prescribed by the Landlord for the removal or disposal of such garbage.

18. Before the rateable value of the premises is assessed by the Rating & Valuation Department, the Tenant shall pay to the Landlord and amount equivalent to Rates and Government Rent payable on the annual rent of the first year on account of payment if rates and government rent in advance. Such payment to be adjusted when assessment is obtained.

19. The Tenant acknowledges and agrees that from time to time during and after the expiry of this tenancy, it may be necessary for the Landlord to disclose, release, transfer or otherwise make use of all or any personal information relating to the Tenant collected, held or processed by the Landlord ("Information") to any third parties in Hong Kong or overseas ("other third parties"). The Tenant agrees and consents to the disclosure, release, transfer to other third parties or otherwise use of any Information by the Landlord for the purpose of or in connection with the tenancy hereby created, the premises or the Landlord's business.

20. Upon the expiration or sooner determination of this Agreement, tenant shall reinstate the captioned premises and deliver up vacant possession of the captioned premises in a state of good repair and tenantable condition (including demolishing the existing decoration and additional decoration or fitting and removal of all rubbish & sundries hereof) to the satisfaction of the Landlord.

21. Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises on the Tenant's registered office or its last known in Hong Kong and, if to be served on the Landlord, shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the Landlord's last known address in Hong Kong.

22. Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include the plural and vice versa.

                           SCHEDULE II
                           -----------

Landlord Provision

Save the items enlisted here below, the Premises shall be handed over to the Tenant in the state of condition as it is.

(i)  Nil

(ii) Nil

(iii) Nil

(iv) Nil

                           FLOOR PLAN
                           ----------


                  [Drawing of Leased Premises]



All plans are subject to amendments as approved  by relevant
Government Authorities.

REALTY STAR DEVELOPMENT LIMITED
11th - 12th Floors, Tsim Sha Tsui Centre, Salisbury Road,
Tsim Sha Tsui, Kowloon Hong Kong.
Tel  :    2721 8388 Fax  :    2367 3304
Cable :   SINOREALTY     Telex     :    46340 SINRE HX
     ;    2721 8388                :    2367 3304
Our ref  :  WDCL/LC/02/212

15th March 2002

Intac International Holdings Ltd.            BY REGISTERED
Rm 9, 18/F., Modern Warehouse,
6 Shing Yip St., Kwun Tong, Kin

Attn:  Ms. Yip

Dear Madam,

Re:  Unit Nos. 3 & 5 on 17/F,
     Clifford Centre, 778-784 Cheung Sha Wan Road, Kowloon
     -----------------------------------------------------

We act for and on behalf of the Landlord, Realty Star Development Limited, in respect of the captioned premises. We are pleased to advise you the Landlord has accepted your "Offer to Lease" dated 13th March 2002. Attached is a copy of the signed offer for your retention.

The Landlord's solicitor will be in touch with you shortly to arrange for your signing the Tenancy Agreement.

May we take this opportunity to introduce to you the many benefits of being a valued tenant of the Sino Group.

1.   Sino Club Membership
     The Sino Club offers to its exclusive membership an exciting array of discounts and privileges. We would like to invite you to join. Enclosed is an application form for you to fill and return at your earliest convenience, Membership is by invitation only and there is no admission charge or monthly subscription fee.

2.   Sino Hotel Group
     The Sino Group own and operate several hotels in Hong Kong and Singapore. A Customer Service Representative from the Sino Hotel Group will call you shortly to introduce to you the special privileges being offered on accommodation and food and beverages for our selected tenants.

3.   Sino Real Estate Agency Ltd
     We manage an extensive Leasing Portfolio of over 14 million sq. ft. Properties include middle to luxury range residential, office, retail and industrial-warehouse premises. Please do not hesitate to call us for all your leasing accommodation requirements.

     For more information please visit use at www.sino-land.com.

Yours sincerely,
For and on behalf of
REALTY STAR DEVELOPMENT LIMITED

---------------------------
Ng Wai Hong
Manager
Leasing Department
Encl.

              INTAC INTERNATIONAL HOLDINGS LIMITED
              ------------------------------------

MINUTES of Directors' Board Meeting of the above-named Company held at the registered office on

    *********************************************************
PRESENT:       MR.. ZHOU WEI                 DIRECTOR

               MR. HAN SCHULD                DIRECTOR



CHAIRMAN


MR. ZHOU WEI was elected Chairman of the meeting.


TENANCY AGREEMENT

(1) A drafted tenancy agreement between Realty Star Development Limited (hereinafter called "the Landlord") and our company (hereinafter called "the Tenant") was presented to the meeting whereby the Company shall rent to the Tenant, the premises located at Unit No. 3-5, 17th Floor, Clifford Centre, 778-784 Cheung Sha Wan Road, Kowloon, Hong Kong, under the following terms be hereby approved:

I,   Period                   :    20th April, 2002 to 19th March, 2004
Ii,                                Monthly rent        :
                                   HK$18,330.00 (excluding rates
                                   and Management Fee)
Iii, Monthly Management Fee   :    HK$3,391.05
Iv,  Government Rate          :    HK$2,749.50
V,   Government Rent          :    HK$1,649.70
Vi,  Rental Deposit &         :    HK$65,163.00
     Management Fee Deposit


(2) IT WAS RESOLVED THAT the aforesaid Tenancy Agreement, a copy of which is annexed hereto for easy reference, be approved and adopted in the presence of Ms. Yip Yin Kwan, (holder of Hong Kong Identity Card No. K836059 (6)) hall also sign on the Tenancy Agreement and any related documents as may required on behalf of the Company.


CLOSE OF MEETING

There being no other business, the meeting was declared closed.



-------------------------------
CHAIRMAN - ZHOU WEI

DATED THIS:

THIS AGREEMENT      is made the    day of
                    Two Thousand and Two

BETWEEN REALTY STAR DEVELOPMENT LIMITED whose registered office is situate at 12th Floor, Tsim Sha Tsui Centre, Salisbury Road, Tsimshatsui, Kowloon, Hong Kong (hereinafter called "the Landlord") of the one part and the person, persons or company more particularly described in Part I of the First Schedule hereto (hereinafter called "the Tenant') of the other part.

IT IS HEREBY AGREED as follows

Premises            1.   The Landlord lets and the Tenant takes
                         ALL THAT premises of Clifford Centre ("the
                         Building") erected on All That piece or
                         parcel of land registered at the Land
                         Registry as Section A of Subsection S of
                         Section B of New Kowloon Inland Lot No.35 16
                         and The Remaining Portion of Subsection S of
                         Section B of New Kowloon Inland Lot No.3516
                         more particularly described in Part II of the
                         First Schedule hereto (which said premises
                         are hereinafter referred to as "the said
                         premise.") Together with the use in common
                         with the Landlord and others having the like
                         right of the water closets lavatories and
                         conveniences on the said Floor of the
                         Building AND TOGETHER with the right for the
                         Tenant its servants and licensees in common
                         with the Landlord and others having the like
                         right at all times and for all purposes
                         connected with the use of the said premises
                         to pass up down over and along the entrances
                         staircases corridors and passages and to use
                         the passenger lifts (during such hour as the
                         same shall be working) for the purpose of
                         access to and from the said premises PROVIDED
                         THAT such rights of the Tenant to use the
                         common area and facilities are subject to the
                         rules and regulations
Landlord's               prescribed by the Manager of the Building
Reservations             ("the Building Manager") EXCEPTING AND
                         RESERVING to the Landlord those reservations set out in the Third Schedule hereto AND
                         SUBJECT to such charges and fees as so
                         provided therein for the term of years set out in Part III of the First
Term                     Schedule hereto ("the said term")
                         determinable as hereinafter mentioned
                         YIELDING AND PAYING therefor during the
Rent                     said term monthly and every calendar
                         month the rent as set out in Part I of the Second Schedule hereto exclusive of
                         Government rent, rates and management charges payable in Hong Kong Currency in advance on the first day of each and every calendar month without deduction whatsoever (whether legal or equitable) ("the said rent").

Tenant's            2.   THE TENANT TO THE INTENT THAT THE
Covenants                OBLIGATION MAY CONTINUE THROUGHOUT THE
                         SAID TERM COVENANTS AND AGREES WITH THE
                         LANDLORD as follows:-
Pay rent rates     (a)(i)To pay the said rent at the times and
and Government           in manner aforesaid without deduction.
Rent
                     (ii)To pay and discharge punctually during
                         the said term all rates charged on the said premises as assessed by the Government quarterly in advance on the first day of the months of January April July and October
                         Provided that the first payment thereof shall be paid on the commencement of this tenancy and unless and until otherwise demanded or required by the Landlord such rates shall be a sum as specified in Part II of the Second
                         Schedule hereto and in the event of the said premises not having been assessed to rates by the government to pay such sum (at the rate currently charged by the Government on the rateable value on the rent hereby reserved) as shall be required by the Landlord as a deposit by way of security for the due payment of rates subject to adjustment on actual rating assessment being received from the government and also to pay and discharge all taxes assessments duties charges impositions and outgoings whatsoever now or hereafter to be imposed or charged on the said premises or upon the owner or occupier in respect thereof by the government of Hong
                         Kong or other lawful authority Property Tax alone excepted.

                 (iii)   To pay and discharge punctually all
                         government rent charged on the said premises as assessed by the government twice a year as and when demanded by the government during the said term.

Utility          (b)(i)  To pay and discharge punctually
charges                  during the said term all charges for
and Management           electricity, water, gas, telephone
Fees                     rental and other outgoings now or at any
                         time hereafter consumed by the Tenant and to pay all necessary deposits for the same.

                    (ii) To pay and discharge punctually during
                         the said term the monthly contribution
                         towards the costs, charges and expenses for the maintenance and management of the Building and for the supply of air-conditioning services (if any) chargeable in respect of the said premises as provided under the Deed of Mutual Covenant relating to the Building of which the said premises form part (if any) or as the Building Manager shall reasonably require which monthly contributions shall be subject to adjustment by the Building Manager from time to time. Unless and until otherwise demanded or required by the Building Manager such monthly contribution shall at the Commencement of the said term be a sum as specified in Part III of the Second Schedule hereto which shall be paid by the Tenant in advance on the first day of each and every calendar month during the said term without deduction whatsoever.

Sub-main cable    (iii)  At the Tenant's own expenses to
                         install its own sub-main cable and all
                         necessary mechanical and electrical
                         alterations in respect of the said premises and to provide all wiring required by the Tenant from the Switch Room to the said premises and within the said premises and to ensure that such sub-main cable and wiring are of top quality according to British
                         Standard Specification and the whole
                         electrical installation is in accordance with the requirements of the relevant power supply company, as the case way be, and to the satisfaction of the Landlord's electrical consultant or engineer.

Keep and         (c)(i)  To constantly maintain and keep the
maintain                 whole of the interior of the said
interior etc.            premises and every part thereof and the
                         Landlord's fixtures and fittings therein in good clean proper and tenantable repair and condition including, but not limited to, all doors, windows, skylights, locks, hinges, bolts, ceilings, floors, water pipes, water closets, electrical installations and wirings and to so maintain the same at the expenses of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition.

                    (ii) To be wholly responsible for any loss
                         damage or injury caused to any person
                         whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the said premises and to make good the same by payment or otherwise and to indemnify the Landlord against all actions proceedings claims and demands made upon the Landlord in respect of any such loss damage or injury and all costs and expenses incidental thereto.

                  (iii)  To keep the Premises including all
                         windows, lights, signages and shopfront glass at all times in a clean and sanitary state and condition. In order to preserve uniformity in the quality of cleanliness and for the safeguard of security of the Building and for the benefit of the occupiers of the Building, the Tenant shall employ Best Results Cleaning Services Ltd., being the sole cleaning contractor authorised by the Landlord, to provide the cleaning services for the Premises throughout the Term. The cleaning contractors shall be employed by the Tenant at its sole expense and all related payments shall be made by the Tenant to such contractors direct Provided that the Landlord shall render assistance to the Tenant to negotiate for a competitive price from such cleaning contractor. Nothing contained in this clause shall constitute any agency or other relationship whatsoever between the Landlord and the cleaning contractor and the Landlord shall not be liable to the Tenant or to any other person(s) or company(ies) in respect of any loss or damage to person or property suffered or sustained as a result of any work or services whatsoever of such cleaning contractors. In case the Tenant shall dispose of wet garbage or any garbage of a perishable nature including but not limited to food or food remains, such garbage shall be properly sealed in plastic bags of such standards, size and thickness as shall be prescribed by the Landlord for the removal or disposal of such garbage.

Pay cost of         (d)  In the event of any of the drains becoming
clearing drains          choked or stopped up owing to careless
                         use by the Tenant or his work-people to pay the cost incurred by the Landlord in cleansing and clearing the said drains from obstruction.

Permit Landlord     (e)  To permit the Landlord to use and maintain
entry to inspect         pipes and conduits and other building
                         facilities in and through the said premises.
                         The Landlord or its agents shall have the right to enter the said premises at all reasonable times to examine the same.

Rules and           (f)  To comply with such rules and regulations
Regulations              as the Landlord or the Building Manager
                         may from time to time impose in connection with the Building.

Not to affect       (g)  Not to do or permit or suffer to be done
insurance                anything whereby the policy insurance or
                         policies of insurance on the said premises or other parts of the Building against damage by fire explosion storm or tempest may become void or voidable or whereby the rate of premium thereon may be increased and the Tenant shall indemnify the Landlord against such increased premium as shall have been brought about or caused by his act or default.

Fitting Out       (h)(i) To fit out the interior of the said
                         premises in good quality material and
                         workmanship and to submit detailed plans for internal partitioning and/or decoration works, including but not limited to electrical and mechanical layouts for approval by the Landlord or its authorised agent who shall have the absolute discretion in granting, whether conditional or unconditional, or refusing such approval.

                    (ii) Not to commence any fitting out or
                         decoration works in the said premises before the said plans are approved as aforesaid.

                   (iii) To pay a vetting charge as required
                         by the Landlord for checking and approving the said plans and for inspection of the fitting out or decoration works.

                    (iv) To pay a fitting out and decoration
                         deposit as demanded by the Building Manager upon signing of this Agreement. The said deposit shall be refunded to the Tenant without interest upon completion of the fitting out or decoration works of the said premises. The Landlord shall have the right to deduct from the said deposit any loss and damages to any person or property caused or sustained by the Landlord by reason of the aforesaid fitting out or decoration works but without prejudice to any other remedies that the Landlord may have under this Agreement.

                    (v)  To pay all charges for the supply of
                         temporary electricity and for the removal of debris as and when required by the Building Manager.

                    (vi) To remove all debris from the said
                         premises and dispose of the same at the
                         designated location at the Tenant's own costs and expenses in an orderly and proper manner as directed by the Building Manager or any government authorities.

No structural    (i)(i)  Not to make or permit to be made any
alteration or            structural alterations in or additions
addition                 to the said premises or to the external
                         walls of the said premises or to the
                         electrical wirings installations or other
                         Landlord's fixtures without having first obtained the written licence and consent of the Landlord therefor or cut maim or injure or suffer to be cut maimed or injured any doors windows walls structural members or other fabric thereof. If any such consent shall be granted by the Landlord it shall in any event be subject to the condition that the Tenant shall not cause any damage to the said premises or any part thereof in addition to such other conditions as the Landlord shall think fit to impose and subject to the approval of the Public Works Department or other Government authority (if necessary).

                    (ii) All structural alterations, additions,
                         including but not limited to alteration and additions to fire services, mechanical ventilation and electrical wirings and drainage within the said premises shall only be carried out with the prior written consent of the Landlord and by such person or contractors as shall be nominated or approved by the Landlord at the Tenant's sole costs and expenses.

No Subletting or    (j)  Not to assign transfer sublet or otherwise
transfer etc.            part with the possession of the said
                         premises or any part thereof either by way of subletting lending sharing or other means whereby any person or persons not party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer subletting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall at the option of the Landlord absolutely determine and the Tenant shall forthwith surrender the said premises to the Landlord. The tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless previously approved in writing by the Landlord be deemed to be breaches of this sub-clause:-

                    (i)  in the case of a tenant which is a
                         partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

                    (ii) in the case of a tenant who is an
                         individual (including a sole proprietor or a
                         sole surviving partner of a partnership
                         tenant) the death, insanity or other
                         disability of that individual to the intent
                         that no right to use, possess, occupy or
                         enjoy the said premises or any part thereof
                         shall vest in the executors, administrators,
                         personal representatives, next of kin.
                         trustee or committee of any such individual,
                         or the admission of new partner or partners;
                         -

                   (iii) in the case of a tenant which is a
                         corporation any reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who own a majority of its voting shares save, in the last mentioned case only, where the Tenant is a public company whose shares are quoted on any established stock exchange in Hong Kong or elsewhere;

                    (iv) the giving by the Tenant of a Power of
                         Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

                    (v) the change of the Tenant's business name without the previous written consent of the Landlord.

Not to permit       (k)  Not to do or permit to be done in or upon
nuisance                 the said premises or any part thereof
                         anything which may be or become a nuisance annoyance damage or disturbance to the Landlord or the tenants or occupiers of the other part or parts of the Building or of other property in the neighbourhood or in anywise against the law or regulations of Hong Kong.

Not to obstruct     (1)  Not to put or place any dust-bins,
                         garbage-cans, furniture, chattels, packing cases, boxes, goods, chattels or any other things in the staircases, landings or other common passages in the Building.

To permit           (m)  To permit the Landlord and its agents with
Landlord entry           or without workmen or others and with or
to view and              without appliances at all reasonable times
leave notice             upon reasonable notice to enter into the
                         said premises to view the condition thereof and to carry out necessary repair and maintenance work to the said premises and to the Landlord's fixtures and fittings therein and to give or leave notice in writing upon the said premises for the Tenant of all defects and wants of repair there found for which the Tenant is responsible hereunder and within one month after every such notice well and sufficiently to repair and make good such defects and wants of repair whereof notice shall have been so given or left.

To execute repair   (n)  If any defects or want of repair shall be
on receipt of            found and if the Landlord shall give or
notice                   leave a notice in writing at the said
                         premises or at the business address of the Tenant requiring him to amend the same and if the Tenant shall not within 14 days after the service of such notice proceed diligently with the execution of such repairs then to permit the Landlord or his authorised person to enter upon the said premises and execute such repairs and the cost thereof (the amount thereof in case of difference to be determined by the Landlord's agent) shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

To permit Landlord   (o) To permit the Landlord and his agent with
execute repair           all necessary workmen and appliances at
                         all reasonable times upon prior notice to the Tenant to enter upon the said premises to execute repairs or alterations on any adjoining premises now or hereafter belonging to the Landlord who shall make good all damages occasioned to the Tenant by such entry.

Not to breach       (p)  Not to do or cause or permit or suffer to
Government               be done any act deed matter or thing
Lease etc.               whatsoever in contravention of the
                         negative or restrictive covenants terms or conditions of the Conditions of Sale or Government Lease under which the said premises are held from the Government or of the relevant Deed of Mutual Covenant of the Building, in particular, but not limited to, the provisions set out in the Fourth Schedule hereto.

No sale by auction  (q)  Not to permit or suffer any sale by auction to take place on the said premises.

Not to store fire   (r)  Not to keep or store or cause or permit
or arms                  or suffer to be kept or stored any arms,
ammunition               ammunition. unlawful goods, gun powder,
                         saltpetre, kerosene or other explosive or combustible substance on or in any part of the said premises.

No illegal or       (s)  Not to use the said premises or any part
immoral use              thereof for any illegal or immoral purpose.

User                (t)  Not to use the said premises for any
                         purpose other than for the following purposes only:
                              (i)  industrial godown or both;
                              (ii) offices ancillary and
                                   directly related to an industrial
                                   operation; or
                             (iii) any combination of
                                   subclause (i) or (ii) of this Clause.
                         In particular but without affecting the
                         generality of this Clause not to use the said premises for any of the users mentioned in Clause 23 and Clause 28 of the Fourth
                         Schedule hereto.

No warranty         (u)  The Landlord does not represent or warrant
as to user               that the premises or the said Building
                         are suitable for the purpose for which the Tenant proposes to use the same and upon taking over of possession of the said premises from the Landlord the Tenant shall satisfy itself or shall be deemed to have satisfied itself that it is suitable for the purpose for which the Tenant proposes to use it and the Tenant hereby agrees that it will at its own expense apply for any requisite licence or licences permit or permits from all Government or Public Authorities in respect of the carrying on of the Tenant's business therein and shall execute and comply with all Ordinances Regulations Orders
                         Notices or Rules made by all competent
                         Government or Public Authorities in
                         connection with the conduct of the business to be carried on by the Tenant in the said premises AND the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of this clause.

Not to exhibit      (v)  Not to exhibit or display within or on the
sign                     exterior of the said premises any
                         writing sign or other device whether
                         illuminated or not which may be visible from outside the said premises except the display of name-plates or signboards of the Tenant the size and position of which shall be subject to the Landlord's approval. The
                         Landlord or his authorised agents shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration, or device which shall be affixed or put up or displayed without the prior approval of the Landlord or his agents.

Not to permit       (w)  Not to permit any person to remain in the
person to stay           said premises overnight, except for the
overnight                purpose of posting watchmen to look
                         after the contents of the said premises which shall not be used as sleeping quarters or as domestic premises within the meaning of any Landlord and Tenant (Consolidation) Ordinance for the time being in force.

Loading capacity    (x)  Not to put or install or permit to be
                         put or installed any machinery or thing
                         whatsoever the load of which exceeds the loading capacity of the said premises.

Not to allow        (y)  Not to do anything on the said premises
excessive noise or       whereby excessive noise vibration or
vibration                resonance or other form of disturbance
                         is created to the detriment of the Building or other manufacturing processes or other persons in or outside the said premises
                         Provided that the determination of the
                         Landlord or its agents as to whether any such noise vibration or resonance or other form of disturbance is excessive shall be conclusive;
                         and Provided further that in the event of a breach hereof by the Tenant the Tenant shall make good any damage caused thereby to the said premises or any other part of the Building or to the manufacturing processes therein or to the occupants thereof or any fixtures and fittings therein.

To yield up         (Z)  At the expiration or sooner determination
at the end of            of this Agreement to deliver up to the
term                     Landlord the said premises including the
                         Landlord's fixtures and fittings therein in good clean tenantable and proper repair and condition as aforesaid (fair wear and tear excepted) together with any additional erections alterations or improvements which the Tenant may with the consent of the Landlord as aforesaid have made upon or in the said premises and which the Landlord in his absolute discretion may be willing to retain without payment of any compensation for such additional erections alterations or improvements. The Tenant shall be entitled to remove its own trade fixtures and fittings subject to making good all damages including damage to the Landlords decoration within the said premises and within the Building caused by such removal to the satisfaction of the Landlord. The Landlord shall have the right to require the Tenant to reinstate to its original state any part of the said premises in respect of which the Tenant may have carried out alterations with the consent of the Landlord.

Loading             (aa) To use the loading space only for the
                         purpose of loading and discharging goods merchandise and raw materials and not to permit or suffer its servants or licensees to park in any part thereof or otherwise obstruct the use of such loading space.

To observe fire     (bb) To observe and comply with all directions
regulation etc.          and orders of the Fire Services
                         Department and if such directions and orders shall require the Tenant to take fire precautions or install fire fighting equipment (additional to that installed by the Landlord) the Tenant shall at its own expense procure and install the same.

To observe          (cc) To observe and comply with all ordinances,
ordinances rules         regulations, by-laws and rules and all
and regulations          notices orders and requirements of the
etc.                     appropriate Government Authorities and
                         utility companies in connection with or in relation to the Tenant's business carried on in the said premises.

Not to exceed       (dd) Not to place in any freight lift any heavy
capacity of lift         machinery goods raw materials which may
                         cause the permitted carrying capacity of that lift to be exceeded.

Freight lift        (ee) At its own expense to make good any
                         damage caused to any freight lifts through careless loading or discharging of machinery goods raw materials or articles into or from such lifts or through over-loading the same beyond the permitted carrying capacity thereof.

Passenger lift      (ff) Not to use or permit to be used the
                         passenger lifts of the Building for the
                         purpose of carrying any furniture or goods or heavy articles, and to observe the regulations affecting the use of all lifts as indicated therein or notified by the Landlord or the Building Manager or its agents from time to time.

No queue up         (gg) Not to allow any visitor, licensee or
outside premises         invitee of the Tenant to stand or queue
                         up outside the said premises thereby causing obstruction to the entrances stairways corridors passages used in common with the other tenants and occupiers of the Building.

Trade refuse        (hh) To be responsible for the satisfactory
                         removal of all trade and other refuse from the said premises to the refuse disposal area of the Building.

Building Manager's  (ii) To observe and to comply with regulations
regulations              or requirements stated in notices or
                         announcements from time to time made or
                         issued by the Building Manager or its agents or the Landlord for the maintenance and management of the Building including the time and arrangement for operating the equipment, lifts, lighting and the use of entrance and passage ways.

Landlord's          3.   THE LANDLORD COVENANTS AND AGREES WITH
                         THE covenants  TENANT as follows:

Allow quiet         (a)  To permit the Tenant, paying the rent
enjoyment                hereby reserved and all charges payable
                         hereunder and performing and observing the agreements hereinbefore contained, to peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming through or under or in trust for him.

Property Tax        (b)  To pay the Property Tax which are now or
                         may hereafter during the said term be imposed by the Government upon the said premises.

Maintain            (c)  To maintain and keep or cause to be
structure                maintained or kept the main structure of
                         the said premises and every part of such main structure the main drains and pipes in proper and tenantable repair and condition Provided that the Landlord's liability hereunder shall not be deemed to have arisen unless and until written notice of any want of repair of the same shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to take step to repair the same after the lapse of a reasonable time.

Mutual              4.   PROVIDED ALWAYS AND IT IS MUTUALLY AGREED
Agreements               as follows:
Default
                 (a)(i)  That if and whenever any part of
                         the rent hereby reserved or any other
                         payments payable by the Tenant hereunder
                         shall be in arrear (whether the same shall
                         have been formally demanded  or not) or if
                         and whenever there shall be a breach of any
                         of the agreements by the Tenant hereinbefore
                         contained or if the Tenant (being an
                         individual or sole proprietor or partnership)
                         shall commit an act of bankruptcy or shall
                         have its business registration cancelled or
                         (being a corporation) shall go into
                         liquidation (either voluntary or otherwise)
                         or shall have any order made or resolution
                         passed for winding up or if the Tenant shall
                         enter into any composition or arrangements
                         with his creditors or shall suffer execution
                         to be levied upon any of Landlord's his
Landlord's               goods or effects in the said premises
right of                 the Landlord shall right of upon the
re-entry                 happening of any such event be entitled
                         to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely.
                         determine but without prejudice to any rights which may have accrued to the Landlord by reason of any antecedent breach of any of the obligations on the part of the Tenant hereinbefore contained AND the deposit paid hereunder shall be forfeited to the Landlord as and for liquidated damages and not as penalty but without prejudice to the Landlord's right to claim any further damages which the Landlord shall have sustained or may sustain AND a written notice served by the Landlord on the Tenant or left at the said premises to the effect that the Landlord thereby exercises the power of re-entry shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

                    (ii) Notwithstanding the foregoing, the
                         Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant in which event the Tenant shall, as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted and, if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter on the said premises and to determine this Agreement in which event the deposit may be forfeited to the Landlord as hereinbefore provided.

Default Interest  (iii)  Notwithstanding anything
                         hereinbefore contained in the event of
                         default in payment of rent or additional outgoings on the date on which the same falls due for payment, the Tenant shall farther pay to the Landlord on demand interest on the amount in arrears at the rate of 1.5% per month calculated from the date on which the same became due for payment (as stipulated in Clause I hereof) until the date of payment and Provided That the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the covenants and conditions of this Agreement.

                    (iv) If the day on which the rent or
                         additional outgoings or other payments fall due under this Agreement is a public holiday, relevant payment of rent or additional outgoings or otherwise shall be due and payable on the preceding business day.

                    (v)  The Landlord is not obliged to accept
                         payment of amounts payable hereunder in any form other than banknotes and if payment is made by the Tenant by cheque, such cheque must reach the office of the Landlord before 3:30 p.m. afternoon if such payment is made on any weekday except Saturday, if payment is made on Saturday, such payments shall be made before 12:00 noon otherwise the payment shall be deemed to have been paid by the Tenant on the following day. The Tenant shall be deemed to have defaulted in making due payment for the purpose of 4(a)(ii) of this Agreement if the payment is not made before the aforesaid times on the due date.

                    (vi) The Tenant shall be responsible for and
                         indemnify the Landlord from all expenses
                         (including surveyor's fees and solicitor's cost on a solicitor and own client basis) incurred by the Landlord incidental to the preparation and service of a notice under
                         Section 58 of the Conveyancing and Property
                         Ordinance notwithstanding forfeiture is
                         avoided otherwise than by relief granted by the Court.

Abatement of rent   (b)  In the event of the said premises or any
                         part thereof at any time during the said term being damaged or destroyed by fire or by any other cause (not attributable to the act or default of the Tenant) so as to be unfit for occupation and use or become subject to a closure order or become totally inaccessible to the Tenant then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the said premises shall again be rendered fit for occupation and use or until the said premises cease to be subject to a closure order or cease to be totally inaccessible and any dispute concerning this clause shall be determined by arbitration in accordance with the
                         Arbitration Ordinance Cap.341 of the Laws of
                         Hong Kong or any statutory enactment in that behalf for the time being in force Provided
                         Always that the Landlord shall not be
                         required to reinstate the said premises if by reason of their condition or any local regulations or other circumstances beyond the control of the Landlord it is in the opinion of the Landlord not economical or practicable or reasonable so to do. If the said premises or the Building shall not be reinstated as aforesaid after six months of the occurrence of such damage or destructions either party may terminate this Agreement by serving to the other notice in writing whereupon this Agreement shall then become null and void and neither party shall have any claim against the other save and except any claim for antecedent breaches.

Not implied       (c)(i) Acceptance of rent by the Landlord
                         shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained arid on the Tenant's part to be observed and performed.

No condoning be     (ii) No condoning, excusing or overlooking
waiver                   by the Landlord of any default, breach
                         or non-observance or non-performance by the Tenant at any time or times of any of the covenants agreements stipulations terms and conditions herein shall operate or be regarded as a waiver of the Landlord's right hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless otherwise expressed in writing.

Act or default      (d)  For the purpose of these presents any act
Tenant's agents          default or omission of the agents servants
servants etc.            visitors customers and workmen of the
                         Tenant shall be deemed to be the act default or omission of the Tenant.

                    (e)  To the extent that the Tenant can
                         lawfully do so the Tenant hereby expressly declares that at the expiration or sooner determination of this Agreement the Tenant will not invoke or seek to avail himself of any protection which may or shall hereafter by any ordinance or regulation of Hong Kong protecting tenants or lessees from eviction but will promptly and punctually quit and deliver up possession of the said premises at the expiration of this Agreement or sooner determination as aforesaid.

Deposit           (f)(i) The Tenant shall on the signing of
                         this Agreement pay to the Landlord the sum as set out in Part IV of the Second Schedule hereto by way of deposit for the due performance and observance of the agreements on the part of the Tenant herein contained. At the expiration or sooner determination of this Agreement subject to prior forfeiture in accordance with Clause 4(a) hereof if the Tenant shall have paid all rent due hereunder and if there shall be no breach of any of the agreements on the Tenant's part to be observed and performed the Landlord will repay to the Tenant the said deposit but without interest within 45 days after delivery of vacant possession of the said premises to the Landlord and after full settlement of all outstanding payments in respect of the said premises payable by the Tenant.

                    (ii) In the event that the Premises and/or
                         this Agreement shall be assigned by the
                         Landlord to any person(s), the Landlord shall be entitled (incidental to such assignment) to transfer directly the said deposit or the balance thereof after making any deduction in manner aforesaid (whether with or without the consent of the Tenant) to such assignee(s) provided that such assignee(s) shall undertake with the Tenant to refund such deposit or balance thereof in accordance with the provisions hereof and the Tenant shall at the request of the Landlord enter into sign and execute such agreements, deeds or documents in such form and substance to the satisfaction of the Landlord to release the Landlord's obligation in respect of the refund of the said deposit or balance thereof and to give effect to the transfer pursuant to this Sub-clause.

No premium or       (g)  The Tenant hereby expressly declares that
key money etc.           he has paid no premium construction fee,
                         key money or other sum of money of a similar nature to the Landlord or other person or persons authorised by him for the possession of the said premises or for the granting of this Agreement.

Exclusion of        (h)  The Landlord shall not be under any
liability                liability to the Tenant or to any other
                         person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to:

                    (i)  any typhoon overflow of water or escape
                         of fumes smoke fire or any other substance or thing originating from anywhere within the Building. The Tenant shall fully and effectually indemnify the Landlord from and against all actions proceedings costs expenses liabilities claims and demands made against the Landlord by the Tenant or any person in respect of any loss damage or injury caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing originating from the said premises or to the act omission negligence or default of the Tenant his servants agents or licensees or to the defective or damaged condition of the interior of the said premises or any fixtures or fittings for the repair of which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand

                    (ii) any defect in or breakdown of or
                         suspension of service of the lifts escalator air-conditioning system electric power water supply or any other building service whether due to accident repair overhaul or otherwise in the Building.

                   (iii) the failure or malfunction of the
                         computer systems used in the operation and management of the said Building, whether the same is operated controlled or owned by the Landlord, the manager of the said Building or otherwise due to the same not being Year 2000 compliant or otherwise, the Tenant shall not be entitled to claim any abatement or reduction of rent for early termination of the tenancy on the aforesaid ground.

No liability in     (j)  The Landlord shall not be under any
security or safe         liability to the Tenant or to any other
keeping                  person whomsoever for the security or
                         safekeeping of the said premises or anything therein, in particular but without prejudice to the generality of the foregoing, the provision by the Landlord of any watchman caretaker or any mechanical or electrical security system shall not be construed to create any obligation or liability on the part of the Landlord in respect of any negligence default defect or failure of the same.

No liability in     (j)  The Landlord or his agents accepts no
respect of defect        responsibility for any accident or damage
in building              which maybe caused to the Tenant or any
facility                 occupier of the said premises or their
                         or his or her servants or customers arising from any defect in or operation of any lift escalator or facilities in the Building.

Distraint of rent   (k)  For the purpose of Part III of the
                         Landlord and Tenant (Consolidation) Ordinance
                         Chapter 7 and of these presents the rent payable in respect of the said premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.
                         All costs of and incidental to the demand for rent distraint or any legal action for the recovery of rent and any other sums due hereunder shall be recoverable from the Tenant as a debt.

Re-letting notice   (l)  During the three months immediately
                         preceding the expiration of the term hereby created the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice for re-letting the said premises and the Tenant shall permit persons authorised by the Landlord or its agents at all reasonable times of the day to view the said premises or any part thereof.

Expression of       (m)  The expression "the Tenant" shall (where
"Tenant"                 the context permits) mean and include
                         the party or parties specifically named and shall not include the executors and administrators of any such party or where such party is a corporation any liquidator thereof.

Non-payment of      (n)  The Landlord shall be entitled to treat
rates and                non-payment of rates (if any) and
management fee           management fee and of any amount payable
                         by the Tenant -hereunder or any part thereof in all respects as non-payment of rent under this Agreement.

Service of Notices  (o)  Any notice under this Agreement shall be in writing and any notice to the Tenant shall be sufficiently served if addressed to him and sent by prepaid post to or delivered at the said premises or any part thereof or his last known business address in Hong Kong or its registered office as recorded in the Company Registry and any notice to the Landlord shall be sufficiently served if addressed to him and sent by prepaid post or delivered to its last known address in Hong Kong or its registered office as recorded in the Company Registry. Any notice sent by prepaid post shall be deemed to have been received by the Tenant at the time when in due course of post it would be delivered at the address to which it is sent.

Break open          (p)  In the event of fire, typhoon or other
case of                  contingencies which in the opinion of the
emergency                Landlord may cause or threaten to cause
                         damage or injury to the said premises or the Building, the Landlord shall have power m the absence of the Tenant to break open any outer door or windows of the said premises and to do such other things as may be necessary to prevent the said premises and/or the Building from being damaged or injured or further damaged or injured and in such event the Landlord shall not be liable to the Tenant for any loss or damage which the Tenant may sustain thereby.

Redevelopment       (q)  Notwithstanding any provisions to the
Clause                   contrary contained in this Agreement, if
                         at any time during the currency of the term hereby granted the Landlord shall resolve to demolish and rebuild the Building (which intention to demolish and rebuild shall be sufficiently evidenced by a copy of a resolution of its directors certified to be true and correct by its secretary) or shall sell or assign or enter into any agreement for the sale or assignment of the whole or any part of the Building of which the said premises form part then in such event the Landlord shall be entitled to give six months' notice in writing expiring at the end of any calendar month during the tenancy hereby created terminating this Agreement and immediately upon the expiration of such notice this Agreement and everything herein contained shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements and stipulation herein set out.

Legal costs and     (r)  All costs of and incidental to the
stamp duty               preparation completion and stamping of
                         this Agreement shall be borne and paid by the parties hereto in equal shares Provided That if the Tenant engages another firm of Solicitors to act for him the Tenant shall pay half of the Landlord's Solicitor's charge for preparation and completion of this Agreement plus half share of stamp duty and disbursements on this Agreement and its duplicate.

No liability on     5.   Bangkok Bank Public Company Limited, the
Mortgagee to             Mortgagee of the said premises ("the
refund deposit           Mortgagee") or its successors and assigns,
etc.                     including any purchaser of the said
                         premises from the Mortgagee or any person deriving title from the Mortgagee shall not be under any liability to return the deposit, premium, or other moneys whatsoever paid or is payable under this Agreement by the Tenant to the Landlord, whether to the Tenant or its successors or permitted assigns or any other person entitled thereto at the expiration or sooner determination of the tenancy and the Tenant and his successors shall (as against the Mortgagee and its successors) have no right of and shall not seek to set off the deposit, premium or other moneys whatsoever as aforesaid against any monies payable by the Tenant and his successor under this Agreement.

Tenant consent to   6.   The Tenant acknowledge and agrees that from
release of               time to time during and after the expiry of this
information              tenancy, it way be necessary for the
                         Landlord to disclose, release, transfer or otherwise make use of all or any personal information relating to the Tenant collected, held or processed by the Landlord
                         ("Information") to any third parties in Hong
                         Kong or overseas ("other third parties"). The
                         Tenant agrees and consents to the disclosure, release, transfer to other bird parties or otherwise use of any Information by the Landlord for the purpose of or in connection with the tenancy hereby created, the said premises or the Landlord's business.

Special Conditions  7.   This Agreement is also subject to the
                         special conditions set out in the Fifth
                         Schedule hereto (if any).

No representation   8.   This Agreement set out the full
                         agreement between the parties and supersedes all previous representations, warranties or understanding, written or verbal, that the parties may have made in respect of the said premises or the Building.

Jurisdiction        9.   This Agreement shall be governed by the
                         laws of Hong Kong and the parties shall
                         submit to the non-exclusive jurisdiction of the courts of Hong Kong.

                    10. It is hereby declared that all reference to Hong Kong shall mean the Hong Kong Special Administrative Region and the Government shall mean the Government of the Hong Kong Special Administrative Region and (if the context permits or requires) the singular number shall include the plural and the masculine gender shall include the feminine and the neuter.

AS WITNESS the hands of the parties hereto the day and year first above written.

              THE FIRST SCHEDULE ABOVE REFERRED TO
                             PART I
                           THE TENANT

INTAC INTERNATIONAL HOLDINGS LIMITED whose registered office is situate at Room 9, 18th Floor, Modem Warehouse, 6 Shing Yip
Street, Kwun Tong, Kowloon, Hong Kong.

                             PART II
                        THE SAID PREMISES

ALL THOSE UNIT NOS.3-5 on the SEVENTEENTH FLOOR of CLIFFORD
CENTRE.
                            PART III
                          THE SAID TERM

TWO (2) YEARS commencing from 20th day of March 2002 and expiring on the 19th day of March 2004 (both days inclusive).

              THE SECOND SCHEDULE ABOVE REFERRED TO
                             PART I

Monthly Rent: HK$18,330.00 per month exclusive of government rent, rates and management charges.

                             PART II

Government Rent:    HK$1,649.70 per quarter subject to the
                    government periodic review

Government Rates:   HK$2,749.50 per quarter subject to the
                    government periodic review

                            PART III

Management Fee:     HK$3,391.00 per month subject to revision

                             PART IV

Rental Deposit:                    HK$ 54,990.00
Management Fee Deposit:            HK$ 10,173.00
                                   -------------
Total Deposit:                     HK$ 65,163.00
                                   =============

              THE THIRD SCHEDULE ABOVE REFERRED TO
                     Landlord's Reservations

The Landlord reserves the following rights and privileges

1. Subject to the terms of the Government Grant, the right to use install affix, or to grant or assign or license the right to do so, through any part of the said premises

     (a) Lines, pipes, conduits, chimneys, plant, machinery and other apparatus;
     (b) signs, placards, posters and other advertising structures whatsoever (whether illuminated or not) on the exterior
     (c) antennae system, transmitter system, transponder system, cable system, cable television system, satellite television system, master antennae, aerial, broadcast distribution system, microwave distribution system, cable and wireless communication system and transmission and transponder system; and
     (d) other fixture, installations and equipment as the Landlord shall think fit

2. The tight at all times to build and operate in such part or parts of the land and the. Building including but not limited to common areas and/or common facilities and/or the external wall of the Building or part thereof for any purposes as the Landlord or the Building Manager sees fit Provided that such building and operation works shall not contravene the terms and conditions of the Government Grant or adversely or materially affect the exclusive right of the Tenant to use occupy and enjoy the said premises. The Landlord shall not incur any liability to the Tenant or any person having an interest in the land in respect of any inconvenience, disturbance, damage or loss that may be caused by or arise from such building work or operation work.

3. The fill and exclusive right, at any time and from time to time, to alter and re-alter the facade and any or all of the external walls and the external appearance of the Building in such manner as the Landlord may at its absolute discretion thinks fit

4. The right at all times to relocate any of the Building's common facilities to any part of the Building as the Landlord shall deem fit Provided that such relocation shall not adversely or materially affect the right of the Tenant to use occupy and enjoy the said premises. Such tight shall extend equally to all necessary contractors agents workers and other persons authorised by the Landlord.

5. The exclusive and unrestricted right and privilege to change the name of the Building or any part thereof as the Landlord shall in its absolute discretion think fit and shall not be liable to the Tenant for any damages, claims, costs or expenses resulting therefrom or in connection therewith.

6. The right to designate or re-designate the floor numbering and to sub-divide or re-subdivide any floor or part of the Building and re-designate the numbering of the said premises.

AND the Landlord may at any time assign any or all of its rights hereinbefore mentioned in this Clause wholly or in part and in any manner to another person(s) or company(ies) in its absolute discretion without reference to the Tenant.

              THE FOURTH SCHEDULE ABOVE REFERRED TO
               Further Covenants and Restrictions

     The Tenant shall observe and comply with the following covenants and restrictions:

1. Not to make any structural or other alterations to any part of the said premises which may damage or interfere with the use and enjoyment of any other part of the Building nor cut, injure, damage, alter or interfere with any other parts of the Building or the common facilities.

2. Not to permit sewage or refuse water to flow from the said premises onto any adjoining or nearby land or allow any decaying, noxious, excrementitious or other refuse matter to be deposited on any portion of the land on which the Building is erected.

3 To comply with and observe all Ordinances, bye-laws, regulations and rules for the time being in force in Hong Kong and governing the control of any form of pollution (including noise and water pollution), whether aerial or otherwise, and the protection of the environment.

4 Not to install or use on the said premises or any part thereof or in any part of the Building any machinery, furnace, boiler or other plant or equipment or any fuel or method or process or treatment which might in any circumstances result in the discharge or emission, whether aerial or otherwise, on or from the land or any part thereof or from any building or buildings erected thereon of any noxious, harmful or corrosive matter, whether it be in the form of gas, smoke, liquid or solids and which shall in the opinion of the Manager be excessive unnecessary for the proper use and enjoyment of the land and the Building of which it forms part.

5. To comply with all lawful requirements of the Director of Fire Services made under the Dangerous Goods Ordinance, any regulations made thereunder and any amendments thereto.

6. To be responsible for and shall indemnify the Building Manager and all other owners and occupiers of the Building against any actions, proceedings, claims and demands whatsoever arising out of or in respect of any loss or damage to any person or property canoed by or as a result of the act or negligence of the Tenant or any person using such part or parts of the said premises with his consent expressed or implied or by or through or in any way owing to the overflow of water therefrom.

7. To be liable to the Manager and all other owners for the acts, omissions or default of water without the poor written consent of the Director of Environmental Protection and the Building Manager, who may as a condition of granting his consent require the Tenant to provide, operate and maintain at the Tenant's own expense on the land or in the Building or otherwise and to the satisfaction of the Director of Environmental Protection and the Building Manager suitable works for the treatment and disposal of such trade effluent or foul or contaminate or cooling or hot water PROVIDED that any such works, installations, erections, constructions for the treatment and disposal of such trade effluent or foul or contaminate or cooling or hot water shall be provided within the said premises and shall not adversely affect the structure of the Building nor exceed the designed floor loading.

31. Not to carry out alteration of electricity supply to the said premises without the written consent of the Building Manager and the Building Manager may impose various conditions for such consent including submission of an interest-free deposit by the Tenant.

32. Not to erect affix install attach or permit or suffer to be erected affixed installed or attached in or on or at the door or doors or entrance or entrances of the said premises any metal grille or shutter or gate which shall in anyway contravene the regulations of the Fire Services Department or other competent authority concerned from time to time in force and such metal grille or shutter or gate shall be of such design end material as shall be approved by the Building Manager.

33. Not to place on any pert of the floors of the Building any machinery goods or merchandise which may cause the maximum floor loading bracing capacity thereof (as specified on such floor) to be exceeded and in the event of breach of this covenant the Tenant shall at his own cost appoint a Registered Structural Engineer and shall make good any damage caused thereby to that part of the Building or any fixtures and fittings therein in accordance with the direction and to the satisfaction of the Registered Structural Engineer. Provided That the making good of such damage to aforesaid shall be without prejudice to any further right available to the landlord and the Building Manager by virtue of such breach nor shall it be construed as any waiver or forbearance of such breach.

34. To take all such necessary measures as may be required by and to the satisfaction of the Director of Environmental Protection to ensure that the operation of all plant sad equipment installed or used on the said premises or any part thereof will not cause any noise which disturbs or annoys the residents or occupiers of any adjoining or neighhouring lot or lots or premises, or causes disturbance to the general public. The decision of the Director of Environmental Protection as to whether any such plant and equipment are causing disturbance or annoyance as aforesaid shall be final and binding on the Tenant. In the event of a breach hereof, the Tenant shall make good any damage caused thereby to the said premises and the Building or any part or parts thereof or to the occupants thereof; and provided further that the making good of such damage as aforesaid shall be without prejudice to any further right available to the Landlord and the Building Manager by virtue of such breach nor shall it be construed as any waiver or forbearance of such breach.

              THE FIFTH SCHEDULE ABOVE REFERRED TO

     This Agreement is also subject to the following special conditions which shall have the same effect as if incorporated therein:

1. The Tenant shall be entitled to a rent free period of forty-five (45) days from 20th March 2002 to 3rd May 2002 (both days inclusive) Provided that the Tenant shall be required to pay Government Rent, rates, management fee and all other outgoings during the said rent free period.

2. The said premises shall be handed over to the Tenant in its "as is" state and condition.

3. The Tenant further agrees to the Landlord that upon the expiration or sooner determination of this Agreement, the Tenant shall reinstate the said premises and deliver up vacant possession of the said premises in a state of good repair and tenantable condition (including demolishing the existing decoration or additional decoration or fitting and removal of all rubbish and sundries within the said premises) to the satisfaction of the Landlord.

SIGNED by                                    )
                                             )
                                             )
for and on behalf of the Agent for the       )
                                             )
Landlord whose signature is verified by:-    )




Solicitor, Hong Kong SAR.

Woo, Kwan, Lee & Lo.





SIGNED by                                    )
                                             )
                                             )
                                             )
for and on behalf of the Tenant in the       )
                                             )
presence of:                                 )


IRENE, CEAN SIU LING
Clerk to Messrs. Woo, Kwan, Lee & Lo
Solicitors &c., Hong Kong SAR.




I hereby verify the signature of
IRENE, CHAN SIU LING



EDWINA LAI KAI CHEUNG
Solicitor, Hong Kong SAR.
WOO, KWAN, LEE & LO.

RECEIVED  the day and year first above written of and       )
                                                            )
from the Tenant the sum of         HONG KONG DOLLARS SIXTY  )
                                                            )
FIVE THOUSAND ONE HUNDRED SIXTY-THREE ONLY                  )
                                                            )
being the deposit money above mentioned to be paid by       )
the Tenant                                                  )HK$65,163.00
to the Landlord.                                            )



VERIFICATION of the signature(s):-


Solicitor, Hong Kong SAR
Woo, Kwan, Lee & Lo.